UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2019

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54900	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 934-3980

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On January 10, 2019, Youngevity International, Inc. (the “Company”) entered into an exclusive agreement with Icelandic Water Holdings hf. (“IWH”), an Icelandic public limited company (the “Exclusive Agreement”). Pursuant to the Exclusive Agreement, for an initial term of three (3) years (and any extension), the parties agreed to an exclusive marketing partnership for the cross-promotion of products with dietary supplements (including CBD) and other products which may be jointly developed. During the term of the Exclusive Agreement, the parties intend to jointly develop and market new products, including dietary supplements and ready to drink CBD products, children’s drinks, pet products and coffee products. Pursuant to the Exclusive Agreement, the Company has agreed not to promote other bottled water products and IWH has agreed not to promote other supplement products. IWH also agreed to promote the Company’s products to its customers using e- mail direct marketing at least twice a year.

The foregoing description of the terms of the Exclusive Agreement do not purport to be complete and is subject to, and are qualified in their entirety by reference to the provisions of such agreement, the form of which is filed as Exhibit 10.1. to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Name of Exhibit

10.1	Exclusive Agreement with Icelandic Water Holdings hf., dated January 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: January 11, 2019	By: /s/ David Briskie
Name: David Briskie
Title: President and Chief Financial Officer